EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 33-10442 of Pinnacle West Capital Corporation on Form S-8 of our report dated June 23, 1999 appearing in this Annual Report on Form 11-K of The Savings Plan for Employees of Pinnacle West Capital Corporation for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona
June 25, 1999